Exhibit 99.1

JoS. A. Bank Clothiers Opens Its First Factory Concept Store; Company Also Launches New Factory Store Website

HAMPSTEAD, Md.--(BUSINESS WIRE)--July 15, 2010--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that the Company has opened its first factory concept store. The Company’s new store in Riverhead, New York is the first of five stores the Company plans to open in fiscal year 2010 as part of the test phase of its new factory store concept. In addition, the Company also announces that it has launched a new website, www.josbankfactorystores.com, dedicated to the products offered under this new factory store concept.

“We are excited about kicking off our factory store initiative,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “We believe this concept could represent a significant long-term opportunity for the Company and could result in an additional 50-75 factory stores in the U.S. Further, we feel that the locations we have chosen as part of the initial test phase reflect a good representation of the target market,” continued Mr. Black.

The first factory store opened is in the following location:

  Tanger Outlets – Riverhead, Riverhead, NY

Additionally, future factory stores for which leases have been signed are planned to open in July 2010 at the following locations:

  Jersey Shore Premium Outlets, Tinton Falls, New Jersey
  Philadelphia Premium Outlets, Limerick, Pennsylvania

The remaining two factory stores which the Company expects to open in fiscal year 2010 are planned for locations in Texas and Maryland.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 484 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity, financial condition and operations. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 30, 2010 and the Company's subsequent Quarterly Reports filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com